Exhibit 99.1

Repare Therapeutics Provides Business Update and Reports Second

Quarter 2025 Financial Results

Entered into worldwide licensing agreement with Debiopharm for lunresertib

Evaluating strategic alternatives to maximize shareholder value

Initial data for LIONS and POLAR trials expected to be reported in Q4 2025

$109.5 million in cash and cash equivalents and marketable securities

CAMBRIDGE, Mass. & MONTREAL (BUSINESS WIRE)—August 8, 2025 — Repare Therapeutics Inc. (“Repare” or the “Company”) (Nasdaq: RPTX), a clinical-stage precision oncology company, today reported financial results for the second quarter ended June 30, 2025.

“We remain focused on exploring strategic alternatives and partnerships across our portfolio to enhance long-term shareholder value, as exemplified by our recent worldwide licensing agreement with Debiopharm for lunresertib and out-licensing of early-stage discovery platforms to DCx,” said Steve Forte, President, Chief Executive Officer and Chief Financial Officer of Repare. “In parallel to evaluating these strategic opportunities for our remaining programs, we expect to deliver initial data from the LIONS and POLAR trials in the fourth quarter.”

Second Quarter 2025 and Recent Portfolio Highlights:

•
Entered into a worldwide licensing agreement with Debiopharm for lunresertib
o
In July 2025, Repare entered into an exclusive worldwide licensing agreement with Debiopharm International S.A. (“Debiopharm”) for lunresertib, a first-in-class precision oncology PKMYT1 inhibitor. Under the terms of the agreement, Repare will receive a $10 million upfront payment, and is eligible to receive up to $257 million in potential clinical, regulatory, commercial and sales milestones, including up to $5 million in potential near-term payments, and single-digit royalties on global net sales. This agreement builds on the success of Repare and Debiopharm's clinical study and collaboration agreement to explore the synergy between lunresertib and Debio 0123, a potential best-in-class, brain penetrant and highly selective WEE1 inhibitor. Debiopharm will assume sponsorship of the MYTHIC study and take over existing and future development activities related to lunresertib.

•
Announced out-licensing of its discovery platforms to DCx Biotherapeutics
o
In May 2025, Repare out-licensed its early-stage discovery platforms, including certain platform and program intellectual property, to DCx Biotherapeutics Corporation (“DCx”), a newly-launched Canadian biotechnology company developing next generation precision drug conjugates supported by Amplitude Ventures. In connection with this agreement, Repare received a $1 million upfront payment and is expected to receive $3 million in near-term payments. In addition, Repare received a 9.99% equity position in DCx, including certain dilution protection rights, and is eligible to receive potential future out-licensing, clinical and commercial milestone payments, as well as low single-digit sales royalties for the development of certain products by DCx. In connection with this transaction, Repare recognized a $5.7 million gain during the quarter.
•
RP-3467: Potential best-in-class, oral Polθ ATPase/helicase inhibitor
o
Repare is conducting a Phase 1 clinical trial of RP-3467 (POLAR), dosing patients alone and in combination with the poly-ADP ribose polymerase (PARP) inhibitor, olaparib. POLAR is a multicenter, open-label, dose-escalation Phase 1 clinical trial designed to investigate the safety, pharmacokinetics, pharmacodynamics, and preliminary clinical activity of RP-3647 alone or in combination with olaparib in adults with locally advanced or metastatic epithelial ovarian cancer, metastatic breast cancer, metastatic castration-resistant prostate cancer, or pancreatic adenocarcinoma.
o
Upcoming expected milestone:
•
Q4 2025: Topline safety, tolerability and early efficacy data from the POLAR trial in monotherapy and in combination with olaparib.
•
RP-1664: First-in-class, oral selective PLK4 Inhibitor
o
Repare completed enrolment of 29 patients in its Phase 1 LIONS clinical trial, evaluating RP-1664 as a monotherapy in adult and adolescent patients with TRIM37-high solid tumors. LIONS is a first-in-human, multicenter, open-label Phase 1 clinical trial designed to investigate safety, pharmacokinetics, pharmacodynamics and the preliminary efficacy of RP-1664.
o
Upcoming expected milestone:
•
Q4 2025: Initial topline safety, tolerability and early efficacy data from the LIONS trial.
•
Amended our collaboration and license agreement with Bristol-Myers Squibb Company to include an additional druggable target in the collaboration
o
Repare recognized $0.3 million during the quarter as revenue related to druggable targets, reflecting this option fee payment.
•
Exploring strategic alternatives to maximize shareholder value
o
Repare continues to actively explore strategic alternatives, partnerships and sale opportunities across its portfolio to maximize shareholder value.

Second Quarter 2025 Financial Results

•
Cash, cash equivalents and marketable securities: Cash, cash equivalents and marketable securities as of June 30, 2025 were $109.5 million.
•
Revenue from collaboration agreements: Revenue from collaboration agreements were $0.3 million for the three and six months ended June 30, 2025, respectively, as compared to $1.1 million and $53.5 million for three and six months ended June 30, 2024.
•
Research and development expense, net of tax credits (Net R&D): Net R&D expenses were $14.3 million and $34.6 million for the three and six months ended June 30, 2025, respectively, as compared to $30.1 million and $63.1 for the three and six months ended June 30, 2024.
•
General and administrative (G&D) expenses: G&A expenses were $6.0 million and $13.7 million for the three and six months ended June 30, 2025, respectively, compared to $8.3 million and $16.9 million for the three and six months ended June 30, 2024.
•
Net loss: Net loss was $16.7 million, or $0.39 per share, and $46.8 million, or $1.09 per share, in the three and six months ended June 30, 2025, respectively, compared to $34.8 million, or $0.82 per share, and $21.6 million, or $0.51 per share, in the three and six months ended June 30, 2024, respectively.

About Repare Therapeutics Inc.

Repare Therapeutics is a clinical-stage precision oncology company enabled by its proprietary synthetic lethality approach to the discovery and development of novel therapeutics. Repare Therapeutics has developed highly targeted cancer therapies focused on genomic instability, including DNA damage repair. The Company’s clinical-stage pipeline includes RP-3467, a Phase 1 Polθ ATPase inhibitor; and RP-1664, a Phase 1 PLK4 inhibitor. For more information, please visit www.reparerx.com and follow @Reparerx on X (formerly Twitter) and LinkedIn.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and securities laws in Canada. All statements in this press release other than statements of historical facts are “forward-looking statements. These statements may be identified by words such as “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “seeks,” “will” and variations of these words or similar expressions that are intended to identify forward-looking statements, although not all forward-looking statements contain these words. Forward-looking statements in this press release include, but are not limited to, statements regarding: the Company’s licensing arrangements with Debiopharm and DCx, including the potential benefits of such transactions and the receipt of clinical and commercial milestone payments and royalties under such agreements; the Company’s plans for exploring strategic alternatives and partnerships across the clinical portfolio; and the design, objectives, initiation, timing, progress and results of current and future clinical trials of the Company’s product candidates including the advancement of its two ongoing clinical trials. These forward-looking statements are based on the Company’s expectations and assumptions as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties that could cause the Company’s clinical development programs, future results or performance to differ materially from those expressed or implied by the forward-looking statements. Many factors may cause differences between current expectations and actual results, including: the Company’s ability to successfully pursue a strategic transaction on attractive terms, or at all; the potential that success in preclinical testing and earlier clinical trials does not ensure that later clinical trials will generate the same results or otherwise provide adequate data to demonstrate the efficacy and safety of a product candidate; the impacts of macroeconomic conditions, including tariffs and other trade policies, the conflict in Ukraine and the conflict in the Middle East, fluctuations in inflation and uncertain credit and financial markets, on the Company’s business, clinical trials and financial position; unexpected safety or efficacy data observed during preclinical studies or clinical trials; clinical trial site activation or enrollment rates that are lower than expected; the Company’s ability to realize the benefits of its collaboration and license agreements; changes in expected or existing competition; changes in the regulatory environment; the uncertainties and timing of the regulatory approval process; and unexpected litigation or other disputes. Other factors that may cause the Company’s actual results to differ from those expressed or implied in the forward-looking statements in this press release are identified in the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the Securities and Exchange Commission (“SEC”) and the Québec Autorité des Marchés Financiers (“AMF”) on March 3, 2025, and in other filings made with the SEC and AMF from time to time, including the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025. The Company expressly disclaims any obligation to update any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise, except as otherwise required by law. For more information, please visit reparerx.com and follow Repare on X (formerly Twitter) at @RepareRx and on LinkedIn at https://www.linkedin.com/company/repare-therapeutics/.

Repare Therapeutics Inc.

Consolidated Balance Sheets

(Unaudited)

(Amounts in thousands of U.S. dollars, except share data)

	As of June 30,	As of December 31,
	2025	2024
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$67,656	$84,717
Marketable securities	41,816	68,074
Income tax receivable	9,922	10,600
Other current receivables	4,697	1,746
Prepaid expenses	2,481	6,012
Total current assets	126,572	171,149
Property and equipment, net	72	2,294
Operating lease right-of-use assets	629	1,924
Income tax receivable	1,029	960
Investment in equity securities	1,591	—
Other assets	600	179
TOTAL ASSETS	$130,493	$176,506
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$4,012	$3,623
Accrued expenses and other current liabilities	12,167	19,819
Deferred collaboration cost recovery	3,257	—
Operating lease liability, current portion	649	1,845
Total current liabilities	20,085	25,287
Operating lease liability, net of current portion	—	88
TOTAL LIABILITIES	20,085	25,375
SHAREHOLDERS’ EQUITY
Preferred shares, no par value per share; unlimited shares authorized as of June 30, 2025 and December 31, 2024; 0 shares issued and outstanding as of June 30, 2025, and December 31, 2024	—	—
Common shares, no par value per share; unlimited shares authorized as of June 30, 2025 and December 31, 2024; 42,959,172 and 42,510,708 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively	490,425	486,674
Warrants	43	10
Additional paid-in capital	84,533	82,191
Accumulated other comprehensive (loss) income	(8)	54
Accumulated deficit	(464,585)	(417,798)
Total shareholders’ equity	110,408	151,131
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$130,493	$176,506

Repare Therapeutics Inc.

Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

(Amounts in thousands of U.S. dollars, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue:
Collaboration agreements	$250	$1,073	$250	$53,477
Operating expenses:
Research and development, net of tax credits	14,283	30,075	34,553	63,045
General and administrative	6,029	8,317	13,681	16,935
Restructuring	3,384	—	6,649	—
Total operating expenses	23,696	38,392	54,883	79,980
Gain on sale of technology and other assets	5,666	—	5,666	—
Loss from operations	(17,780)	(37,319)	(48,967)	(26,503)
Other income (expense), net
Realized and unrealized gain on foreign exchange	66	6	64	37
Interest income	1,236	2,894	2,774	5,862
Other expense, net	(18)	(29)	(40)	(53)
Total other income, net	1,284	2,871	2,798	5,846
Loss before income taxes	(16,496)	(34,448)	(46,169)	(20,657)
Income tax expense	(248)	(326)	(618)	(955)
Net loss	$(16,744)	$(34,774)	$(46,787)	$(21,612)
Other comprehensive loss:
Unrealized loss on available-for-sale marketable securities	$(17)	$(21)	$(62)	$(162)
Total other comprehensive loss	(17)	(21)	(62)	(162)
Comprehensive loss	$(16,761)	$(34,795)	$(46,849)	$(21,774)
Net loss per share attributable to common shareholders - basic and diluted	$(0.39)	$(0.82)	$(1.09)	$(0.51)
Weighted-average common shares outstanding - basic and diluted	42,921,936	42,445,462	42,757,745	42,339,732

Investor Relations & Media Contact:

Matthew DeYoung

Investor Relations and Media

Argot Partners

investors@reparerx.com

Source: Repare Therapeutics Inc.